Exhibit  32.1

Certification  Pursuant to 18

U.S.C. §1350, As Adopted

Pursuant  to

§906 of the Sarbanes -Oxley Act of 2002

In connection with the Quarterly Report of FutureFuel Corp. (the "Company") on Form 10-Q for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roeland Polet
Roeland Polet,
Chief Executive Officer

/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer
and Principal Financial Officer

November 10, 2025